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Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63325) pertaining to the Stock Option Plan of Information Holdings Inc. of our report dated May 29, 1998 on the consolidated financial statements of CRC Press, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


West Palm Beach, Florida                                  ERNST & YOUNG LLP
March 26, 1999